UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 17, 2015

FUTUREWORLD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	3637 4th Street North, 330 Saint Petersburg, Florida	33704
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 474-1816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events.

The Company announces today that its Board of Directors has approved the “record date” and “dividend rate” of the stock of Infrax Systems (HempTech Corp) to its shareholders. The record date for determining the holders of FutureWorld’s (FWDG) common stock who will receive the dividend shares of Infrax Systems is set on April 24th, 2015. The dividend rate will be one (1) share of Infrax Systems for every two (2) shares of FutureWorld Corp. The actual “distribution date” of the dividend will be announced when Infrax Systems gets clearance from SEC and FINRA on the spinoff.

The announced dividend is an initial tranche. We may issue more dividends in the near future on Infrax Systems (HempTech Corp) which may include stocks or cash or any combination thereof.

Since the actual dividend spinoff shares needs to be registered with SEC to become free trading, and since the process may take some time, we have decided to issue the (restricted) dividend shares and have them deposited into the shareholders account until such time the Company gets clearance from SEC and FINRA. And at such time, the (restricted) shares in the shareholders account will become free trading hence tradable. Company is in the initial stages of the preparation of the S1 to be filed with SEC.

Although we use the “record date” to determine the shareholder’s rights for dividend, if shareholders sell their shares prior to the actual “distribution date”, they will not be eligible for the dividend. Shareholders must hold their FutureWorld shares till the “distribution date” to qualify for the dividend of Infrax Systems (HempTech Corp).

Please find below the associated terms in relations to the Spinoff;

• Record Date - The date established by an issuer of a security for the purpose of determining the holders who are entitled to receive a dividend or distribution (if you sell your shares after the Record Date and before the Ex-dividend Date (a day after the distribution date), you will lose your eligibility to receive your dividend)

• Dividend Rate - The total expected dividend payments

• Distribution (payable) Date – The date the dividend is paid out

The following is the pertinent information on this dividend;

Declaration Date – 4/17/2015

Record Date – 4/24/2015

Distribution (payable) Date – When approved by FINRA

Ex-dividend Date – The ex-dividend date is set the first business day after Distribution date (and is also after the record date).

The procedures for stock dividends may be different from cash dividends. The ex-dividend date is set the first business day after the stock dividend is paid (and is also after the record date).

If you sell your stock before the ex-dividend date, you also are selling away your right to the stock dividend. Your sale includes an obligation to deliver any shares acquired as a result of the dividend to the buyer of your shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. Thus, it is important to remember that the day you can sell your shares without being obligated to deliver the additional shares is not the first business day after the record date, but usually is the first business day after the stock dividend is paid.

More information on dividends from the SEC please see below link;

http://www.sec.gov/answers/dividen.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated: April 17, 2015